ASSERTION OF COMPLIANCE WITH
APPLICABLE SERVICING CRITERIA
The Bank of New York Mellon (formerly The Bank of New York) and The Bank of New York
Mellon Trust Company, NA. (formerly The Bank of New York Trust Company, N.A.),
(collectively, the "Company") provides this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and
Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:
Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities
Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-
related asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, or paying agent or custodial services.
Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except as set forth in the column titled
"Not Applicable To Platform" in Appendix 1 attached hereto. With respect to applicable servicing criterion 1122(d)(2)(iii), there were no activities performed during the Period with respect to the
Platform, because there were no occurrences of events that would require the Company to perform such activities. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company's obligation to report additions, removals or substitutions on reports to investors and to obtain servicer certifications related to any additions, removals or substitutions in accordance with the transaction agreements.
Period: Twelve months ended December 31, 2008 (the "Period")
With respect to the Platform and the Period, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
1.
The Company is responsible for assessing its compliance with the Applicable Servicing
Criteria.
2. The Company assessed compliance with the Applicable Servicing Criteria. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's compliance with the Applicable Servicing Criteria as of and for the Period.
The Bank of New York Mellon The Bank of New York Mellon
The Bank of New York Mellon Trust
Company, N.A.
/s/ Patrick J. Tadie /s/ James W. Maitland
Patrick J. Tadie James W. Maitland
Authorized Officer Authorized Officer
February 27, 2009
APPENDIX 1
REG AB REFERENCE
SERVICING CRITERIA
APPLICABLE TO
PLATFORM
NOT APPLICABLE
TO PLATFORM
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
the third party's performance and compliance with such
servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the pool assets are
maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
throughout the reporting period in the amount of coverage
required by and otherwise in accordance with the terms
of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the
appropriate custodial bank accounts and related bank
clearing accounts no more than two business days of
receipt, or such other number of days specified in the
transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections,
cash flows or distributions, and any interest or other fees
charged for such advances, are made, reviewed and
approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
over collateralization, are separately maintained (e.g.,
with respect to commingling of cash) as set forth in the
transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this criterion,
"federally insured depository institution" with respect to a foreign financial institution means a foreign financial
institution that meets the requirements of Rule 13k-
1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations are (A) mathematically accurate;
(B) prepared within 30 calendar days after the bank
statement cutoff date, or such other number of days
specified in the transaction agreements; (C) reviewed and
approved by someone other than the person who
prepared the reconciliation; and (D) contain explanations
for reconciling items. These reconciling items are
resolved within 90 calendar days of their original
identification, or such other number of days specified in
the transaction agreements.
X
APPENDIX 1
REG AB REFERENCE
SERVICING CRITERIA
APPLICABLE TO
PLATFORM
NOT APPLICABLE
TO PLATFORM
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared
in accordance with timeframes and other terms set forth
in the transaction agreements; (B) provide information
calculated in accordance with the terms specified in the
transaction agreements; (C) are filed with the
Commission as required by its rules and regulations; and
(D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets
serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and
other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such
other number of days specified in the transaction
agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports
agree with cancelled checks, or other form of payment, or
custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as
required by the transaction agreements or related
mortgage loan documents.
X
1122(d)(4)(ii)
Pool asset and related documents are safeguarded as
required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool
are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are
posted to the Servicer's obligor records maintained no
more than two business days after receipt, or such other
number of days specified in the transaction agreements,
and allocated to principal, interest or other items (e.g.,
escrow) in accordance with the related pool asset
documents.
X
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree
with the Servicer's records with respect to an obligor's
unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's pool assets (e.g., loan modifications or re-
agings) are made, reviewed and approved by authorized
personnel in accordance with the transaction agreements
and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance
plans, modifications and deeds in lieu of foreclosure,
foreclosures and repossessions, as applicable) are
initiated, conducted and concluded in accordance with
the timeframes or other requirements established by the
transaction agreements.
X
APPENDIX 1
REG AB REFERENCE
SERVICING CRITERIA
APPLICABLE TO
PLATFORM
NOT APPLICABLE
TO PLATFORM
1122(d)(4)(viii)
Records documenting collection efforts are maintained
during the period a pool asset is delinquent in accordance
with the transaction agreements. Such records are
maintained on at least a monthly basis, or such other
period specified in the transaction agreements, and
describe the entity's activities in monitoring delinquent
pool assets including, for example, phone calls, letters
and payment rescheduling plans in cases where
delinquency is deemed temporary (e.g., illness or
unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool
assets with variable rates are computed based on the
related pool asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's pool asset documents, on
at least an annual basis, or such other period specified in
the transaction agreements; (B) interest on such funds is
paid, or credited, to obligors in accordance with
applicable pool asset documents and state laws; and (C)
such funds are returned to the obligor within 30 calendar
days of full repayment of the related pool assets, or such
other number of days specified in the transaction
agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the
appropriate bills or notices for such payments, provided
that such support has been received by the Servicer at
least 30 calendar days prior to these dates, or such other
number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are paid from
the Servicer's funds and not charged to the obligor,
unless the late payment was due to the obligor's error or
omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records
maintained by the Servicer, or such other number of days
specified in the transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the
transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or Item 1115 of Regulation
AB, is maintained as set forth in the transaction
agreements.
X